3rd Quarter 2025 Earnings Supplement and Investor Presentation October 29, 2025

2Central Pacific Financial Corp. Forward-Looking Statements This document and any accompanied presentation, may contain forward-looking statements ("FLS") concerning, among other things: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin, or other financial items. These statements may also include the plans, objectives, and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services, and regulatory developments or actions. In addition, such statements may address anticipated economic performance, the expected impact of business initiatives, and the assumptions underlying any of the foregoing. Words such as "believe," "plan," "anticipate," "aim," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain,“ "estimate," "will," "should," "may," and other similar expressions are intended to identify FLS, although such terminology is not the exclusive means of doing so. While we believe that our FLS and their underlying assumptions are reasonably based, such statements are inherently subject to risks and uncertainties that may cause actual results to differ materially from expectations. Factors that may lead to such differences, include, but are not limited to: the persistence or resurgence of inflationary pressures in the United States and our market areas, and their effect on market interest rates, economic conditions, and credit quality; the impact of the current U.S. administration’s economic policies, including potential international tariffs, and other cost cutting initiatives; the adverse effects of bank failures on customer confidence, deposit behavior, liquidity, and regulatory responses; the effects of pandemics, epidemics, and other public health emergencies, including their impact on Hawaii's tourism and construction sectors and on our borrowers, customers, vendors and employees; supply chain disruptions, labor contract disputes, strikes; adverse trends in the real estate or construction industries, including rising inventory levels or declining property values; deterioration in borrowers' financial performance leading to increased loan delinquencies, asset quality issues, or loan losses; the impact of local, national, and international economic conditions and natural disasters (such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, or earthquakes) on our markets and major industries within Hawaii; weakness in domestic economic conditions, including instability in the financial industry, deterioration in real estate markets, and declines in consumer or business confidence; revisions to estimates of reserve requirements under applicable regulatory and accounting standards; the impact of legislative and regulatory developments, including the Dodd-Frank Act, changing capital and consumer protection rules, and new regulations affecting our operations and competitiveness; legal and regulatory proceedings, including actual or threatened litigation and the efforts of governmental and regulatory exams and orders, as well as the costs of ongoing or potential compliance efforts; the effects of accounting standard changes adopted by regulatory agencies, the PCAOB, or the FASB, and the cost and resources associated with implementation; changes in trade, monetary, or fiscal policy, including actions by the Federal Reserve; market volatility and monetary fluctuations, including the transition away from the LIBOR Index; declines in our market capitalization or the price of our common stock; the effects and cost of acquisitions, dispositions, or strategic transactions we may make or evaluate; political instability, acts of war, terrorism, or other geopolitical conflicts; shifts in consumer spending, borrowing, and savings behaviors; technological changes and developments; cybersecurity incidents, data privacy breaches, or fraud involving us or third-party vendors; deficiencies in internal control over financial reporting or disclosure controls, and our ability to remediate them; increased competition among financial institutions and other financial service providers; our ability to achieve efficiency ratio improvement goals; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and related reputational or regulatory exposures; and risks related to the United States fiscal debt, deficit, and budget uncertainties. For further information on factors that could cause actual results to differ materially from the expectations or projections expressed in our FLS, please refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Company's most recent Forms 10-Q and 10-K, and particularly, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances occurring after the date on which such statements are made, or to reflect the occurrence of unanticipated events, except as required by law.

3Central Pacific Financial Corp. Central Pacific Financial Corp. Overview Who We Are Strategic Focus 3Q 2025 Financial Results Appendix

4Central Pacific Financial Corp. MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY CPB TOTAL ASSETS $7.4 BILLION MARKET CAP $816 MILLION SHARE PRICE $30.34, +47% 3Y2 DIVIDEND YIELD 3.7%1 Central Pacific Financial Corp. (CPF) is a Hawaii-based bank holding company. Central Pacific Bank (CPB) was founded in 1954 by Japanese-American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution in Hawaii with 27 branches and 55 ATM’s across the State. CPB was named Best Bank in Hawaii by Forbes Magazine in 2025. This is the fourth consecutive year the Bank has made the Forbes list. Note: Total assets and other market information above is as of September 30, 2025. Central Pacific Financial – Who We Are 1 Dividend yield is calculated based on quarterly cash dividend of $0.28 per share declared for 4Q25. 2 3-year stock price change period from 9/30/2022 to 9/30/2025

5Central Pacific Financial Corp. Strategic Focus

6Central Pacific Financial Corp. CPF Strategic Focus A high performing bank that delivers sustainable, growing returns and provides enhanced value to positively impact our employees, customers, community and shareholders Strengthening our brand and reputation enhances customer trust, loyalty and community relevance which drives sustained deposit growth, lower acquisition costs and long-term shareholder value Brand and Reputation Relationship based Hawaii retail and small business deposits provide stable, low-cost funding to support balance sheet growth and margin optimization. Stable, Low-Cost Funding Focus on high-quality, relationship-driven lending and selective investments. Priority on durable spreads over rate speculation to drive consistent earnings and capital growth. Disciplined Asset Deployment Selective indirect and wholesale credit exposure complements core local lending and diversifies risk and revenue by accessing broader markets which provide better return per unit of risk. Thoughtful Diversification

7Central Pacific Financial Corp. CPF Drivers of Growth Core Hawaii Franchise • Strong commitment to the Hawaii market • Solid franchise built on 70+ year legacy • Relative size as 4th largest bank in Hawaii provides market share growth opportunity • Leader and advocate for small business and home ownership • Valuable low-cost core deposits COMPLEMENTING THE STRATEGY FOR DIVERSIFICATION: Japan • High-net worth individuals and businesses doing real estate transactions and/or business expansion to Hawaii • Generates low-cost core U.S. dollar deposits Mainland • Provide geographic diversification, shorter duration, and better risk/return profile. • Continue to target 15-20% of total loans • Mainland exposure comprises of CRE, C&I and Consumer Loans

8Central Pacific Financial Corp. Operational Excellence – Positive Operating Leverage Recent Highlights: • Process automation: Implemented over 90 process improvements including straight-through processing to core system • Branch systems enhancements: provided time savings of over 80% on teller balancing, allowing more focus on customer service • Expense optimization: Consolidation of employees from Operations Center into our main office for an annual savings of ~$1 million. • Data Center: New fully upgraded outsourced Data Center with enhanced resiliency and disaster recovery.LTM HI Peer Avg 61.3% LTM Nat’l Peer Avg 60.5% 60.81% 50% 52% 54% 56% 58% 60% 62% 64% 66% 68% - 10 20 30 40 50 60 70 80 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 Efficiency Trend (in $MM) Noninterest Expense Revenue Efficiency ratio 1Quarters are normalized for non-recurring items Operational excellence framework to achieve sustainable performance and long-term organizational resilience by integrating people, processes and technology to drive efficiency, innovation and growth

Capital Strategy: Enhancing Shareholder Value

Overall focus on being good stewards of capital and allocating capital optimally to provide shareholder value, while balancing risk

Key Philosophies:

Drive accretive returns to fuel capital growth, dividends, and strategic expansion to create long-term shareholder value and resilience through cycles.

Manage risk with discipline to preserve strength, ensuring compliance, and sustaining our capacity to grow and return capital.

Total Shareholder Return



62%
13%
24%
161%
54%
48%
3Y
5Y
CPF
HI Peers
Nat'l Peers

Source: S&P Global; 3Y = 9/30/22 to 9/30/25; 5Y = 9/30/2020 to 9/30/25
HI Peers includes BOH and FHB; 3Y = 6/30/22 to 6/30/25; 5Y = 6/30/2020 to 6/30/25
Nat'l Peers includes publicly traded banks with total assets of $3-10 billion; 3Y = 6/30/22 to 6/30/25; 5Y = 6/30/2020 to 6/30/25

Capital Priorities & Targets:

- Quarterly cash dividend with ~40% payout
- Fund accretive loan growth
- Share repurchases
- Maintain capitalization to protect against downside macroeconomic scenarios. Informed by capital stress testing
- Targets: CET1: 11-12%; TCE 7.5-8.5%

Central Pacific Financial Corp.
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10Central Pacific Financial Corp. 3Q 2025 Financial Results

111Central Pacific Financial Corp. • Net interest income growth of 2.5% quarter-over- quarter and 13.8% year-over-year • NIM expanded 5 bps quarter-over-quarter and 42 bps year-over-year • Consolidated Operations Center office space into main headquarters. Go forward annual expense savings of ~$1 million • Repurchased 78K shares of CPF common stock for $2.3 million • Increased quarterly cash dividend to $0.28 per share • Provided notice to redeem $55MM in subordinated debt at par in fourth quarter • Partnered with Kyoto Shinkin Bank to deepen Hawaii-Japan ties 3Q 2025 Financial Highlights 3Q25 Actual 3Q25 Non-GAAP1 2Q25 Actual NET INCOME / DILUTED EPS $18.6MM / $0.69 $19.7MM / $0.73 $18.3MM / $0.67 RETURN ON ASSETS (ROA) 1.01% 1.08% 1.00% RETURN ON EQUITY (ROE) 12.89% 13.67% 13.04% NET INTEREST MARGIN (NIM) 3.49% 3.49% 3.44% EFFICIENCY RATIO2 62.84% 60.81% 60.36% TANGIBLE COMMON EQUITY (TCE)2 7.92% 7.94% 7.72% 1 Excludes $1.5MM in pre-tax expenses related to the consolidation of Operations Center 2 TCE Ratio and efficiency ratio are non-GAAP financial measures. Refer to slide 23.

12Central Pacific Financial Corp. Key Actions & Drivers of Stronger Financial Performance • Improved loan portfolio mix with $119 million YTD reduction in low yielding, long duration residential mortgage and home equity loans, offset by growth in commercial mortgage and construction loans. • Swap on $115 million municipal securities portfolio - pay fixed at 2.1%, receive float at Fed Funds effective rate. In the money position added $2.1 million to interest income YTD as of 3Q25. Balance Sheet Optimization / Asset Liability Management • Total loan portfolio cashflows of approximately $200 million per quarter, running off at average portfolio yield of 5.0% • New loan yield weighted average rate of 6.9% in 3Q25 • Deposit costs managed down successfully over last 5 quarters Favorable Asset/Liability Repricing • Increased 4Q 2025 cash dividend to $0.28 per share • Repurchased $7.0 million in shares YTD through 9/30/25 • Notice issued to redeem subordinated debt of $55 million in full on 11/1/25 Capital Optimization

13Central Pacific Financial Corp. Profitability Improvements - In-line or Better than Peers Recent performance has broken through the historical trend2; initial targets achieved 1CPF metrics are normalized for non-recurring items 2Historical trend shown in light blue bars on the charts 3.49 2.5 2.7 2.9 3.1 3.3 3.5 3.7 3.9 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 CPF NIM % LTM HI Peer Avg 2.66% LTM Nat’l Peer Avg 3.46% 1.08 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 CPF ROA1 % LTM HI Peer Avg 0.88% LTM Nat’l Peer Avg 0.96% 13.67 8.00 9.00 10.00 11.00 12.00 13.00 14.00 15.00 16.00 17.00 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 CPF ROE1 % LTM HI Peer Avg 9.8% LTM Nat’l Peer Avg 10.5% 60.81 57.00 59.00 61.00 63.00 65.00 67.00 69.00 1Q23 3Q23 1Q24 3Q24 1Q25 3Q25 CPF EFF RATIO1 % LTM HI Peer Avg 61.3% LTM Nat’l Peer Avg 60.5% Source: S&P Global, LTM from 9/30/24 – 6/30/25 HI Peers includes BOH and FHB as of 6/30/25 Nat’l Peers includes publicly traded banks with total assets of $3-10 billion as of 6/30/25

14Central Pacific Financial Corp. Low-Cost Deposits Driven by Valuable Franchise • Well-diversified and granular: 52% Commercial (Average account balance of $102K) 48% Consumer (Average account balance of $19K) • 53% Long-tenured customers with CPB 10 years or longer • Low reliance on public time deposits • No brokered deposits Noninterest Bearing Demand 29% Interest Bearing Demand 20% Savings & Money Market 35% Time 16% Deposit Portfolio Composition as of Sep 30, 2025 5.80 6.64 6.74 6.85 6.64 6.58 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 8.00 2020 2021 2022 2023 2024 3Q25 $ B il li o n s Total Deposits as of Sep 30, 2025

15Central Pacific Financial Corp. 1.02% 1.49% 2.15% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2020 2021 2022 2023 2024 1Q25 2Q25 3Q25 Total Deposit Cost CPF HI Peers Nat'l Peers • Source: S&P Global • HI Peers includes BOH and FHB as of 6/30/25 • Nat’l Peers includes publicly traded banks with total assets of $3-10 billion as of 6/30/25 Low rate-sensitive, relationship-based deposit portfolio provides significant cost advantage CPF total deposit cost 1.02% 29% of deposits are non-interest bearing CPF Deposit Cost & Margin Advantage 3.31% 2.69% 3.42%3.44% 2.75% 3.57%3.49% Net Interest Margin Q1 Q2 Q3 25 25 25 Q1 Q2 25 25 Q1 Q2 25 25 • Deposit cost remained steady at 1.02% from the prior quarter and down 30 bps year-over-year • NIM expanded 5 bps quarter-over-quarter and 42 bps year-over-year

16Central Pacific Financial Corp. Diversified Loan Portfolio • Diverse loan portfolio, with 80% secured by real estate • Overall portfolio yield improved 5 bps to 5.01% from the prior quarter and 12 bps year-over-year Commercial & Industrial 11% Construction 4% Residential Mortgage 34% Home Equity 12% Commercial Mortgage 30% Consumer 9% Loan Portfolio Composition as of Sep 30, 2025 4.96 5.10 5.56 5.44 5.33 5.37 - 1.00 2.00 3.00 4.00 5.00 6.00 2020 2021 2022 2023 2024 3Q25 $ B il li o n s Loan Balances Outstanding as of Sep 30, 2025

17Central Pacific Financial Corp. Well Positioned for a Declining Rate Environment • 29% of Loan Portfolio contractually reprices within 1 year • Over 90% CDs reprice within 1 year, while our high level of Interest-Bearing Non-Maturing Deposits (NMDs) have the contractual ability to reprice immediately. Cycle to date falling rates interest bearing deposit beta 32%. 483 390 90 16 0 250 500 750 1000 ≤3m 3-6m 6-12m 1-3yr CD Maturity (in $Millions) as of Sep 30, 2025 1,371 25% 193 4% 728 14% 615 12% 878 16% 1,569 29% 0 500 1,000 1,500 2,000 ≤3m 3m-12m 1yr-3yr 3yr-5yr 5-15yr >5yr Loan Repricing Schedule1 (in $Millions) as of Sep 30, 2025 ▪ Contractual maturity ▪ Rate sensitive ▪ Non-rate sensitive Non-Int Bearing Demand, 28.9% $1.9B Int Bearing Demand - WAR 0.14%, $1.3B Savings & MM - WAR 1.54% $2.3B CDs - WAR 2.73%, $1.0B Deposit Portfolio Composition 1Represents loan repricing or maturing. Excludes nonaccrual loans.

18Central Pacific Financial Corp. Positive Reinvestment Cashflow New origination continues to replace runoff at higher yields, improving weighted average yields and NIM Note: Includes sold & called investment securities. Excludes revolver lines. 4.96 6.92 5.01 2.84 2.87 0 2 4 6 8 2Q25 WAR 3Q25 New 3Q25 WAR Yields Analysis (%) Loans Investments Note: No new investments in 3Q25 206 215 228 23 39 34 0 100 200 300 1Q25 2Q25 3Q25 Maturities & Paydowns (in $Millions) Loans Investments

19Central Pacific Financial Corp. 5 Asset quality remained solid and in the expected operating range Solid Credit Profile Note: Totals may not sum due to rounding. 0.01% 0.01% 0.01% 0.04% 0.03% 3Q24 4Q24 1Q25 2Q25 3Q25 Delinquencies 90+Days/Total Loans 0.62% 0.62% 0.82% 1.80% 1.77% 3Q24 4Q24 1Q25 2Q25 3Q25 Criticized/Total Loans 0.22% 0.21% 0.21% 0.28% 0.27% 0.00% 0.50% 1.00% 1.50% 3Q24 4Q24 1Q25 2Q25 3Q25 NPAs/Total Loans 0.07% 0.10% 0.06% 0.21% 0.10% 0.20% 0.19% 0.13% 0.14% 0.10% 0.27% 0.29% 0.20% 0.35% 0.20% 3Q24 4Q24 1Q25 2Q25 3Q25 Annualized NCO/Avg Loans All Other NCO/Avg Loans Mainland Consumer NCO/Avg Loans

20Central Pacific Financial Corp. Noninterest Income and Expense • 3Q25 increase driven by investment services income included in other service charges and fees • Focused on growing long-term fee income from wealth management and advisory offerings • 3Q25 increase primarily due to higher salaries and employee benefits of $2.1MM related to incentive accruals and $1.5MM in expenses related to Operations Center consolidation. • Focused on process improvements and driving positive operating leverage Note: Totals may not sum due to rounding. 11.1 13.0 13.5 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 1Q25 2Q25 3Q25 $ M il li o n s Noninterest Income 42.1 43.9 45.5 1.5 0.0 10.0 20.0 30.0 40.0 50.0 60.0 1Q25 2Q25 3Q25 $ M il li o n s Noninterest Expense 47.0

212Central Pacific Financial Corp. Strong Capital Position Highlights: • Repurchased 78K shares of CPF common stock for $2.3 million in the 3Q25; 259K shares for $7.0 million YTD. • Increased 4th quarter cash dividend to $0.28 per share • Provided notice to redeem $55 million in subordinated debt at par in fourth quarter * Annualized for Q4 dividend of $0.28 per share 1.09 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $1.10 $1.20 2017 2018 2019 2020 2021 2022 2023 2024 2025* Cash Dividends Declared per Common Share 9.7% 12.6% 15.7% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Tier 1 Leverage CET1 Total Capital Regulatory Capital Ratios As Sep 30, 2025

22Central Pacific Financial Corp. Appendix

Non-GAAP Disclosure

To supplement its consolidated financial information, the Company utilizes certain non-GAAP financial measures. These measures are not intended to be considered in isolation or as a substitute for comparable GAAP results. The Company believes these non-GAAP financial measures provide meaningful insight to investors and other stakeholders in understanding its financial performance and position, by excluding certain transactions that may be non-recurring, non-operational, or not indicative of ongoing results. The Company believes that these non-GAAP measures offer a useful perspective for evaluating performance trends over time and are intended to support period-to-period comparisons. The Company believes they are valuable tools for both investors and management in assessing historical results and forecasting future performance. Non-

GAAP financial measures may not be comparable to similarly entitled measures reported by other companies. The following reconciling adjustments from GAAP to non-GAAP adjusted financial measures are limited to: (1) net pre-tax expenses of $1.5 million related to the consolidation of the Company's former operations center into its main office during the three months ended September 30, 2025, and (2) pre-tax expenses of $3.1 million related to the evaluation and assessment of a strategic opportunity during the three months ended September 30, 2024.

Management does not consider these transactions to be representative of the Company's core operating performance. The related income tax effects were calculated using an assumed effective tax rate of 23%.

Refer to the Company's earnings release tables for full non-GAAP reconciliation.

	3Q25 Actual	3Q25 Adj	3Q25 Non-GAAP	3Q24 Actual	3Q24 Adj	3Q24 Non-GAAP	Nine months Ended Sep 30, 2025 Actual	Nine months Ended Sep 30, 2025 Adj	Nine months Ended Sep 30, 2025 Non-GAAP	Nine months Ended Sep 30, 2024 Actual	Nine months Ended Sep 30, 2024 Adj	Nine months Ended Sep 30, 2024 Non-GAAP
NET INCOME	$18.6MM	$1.2MM	$19.7MM	$13.3MM	$2.4MM	$15.7MM	$54.6MM	$1.2MM	$55.8MM	$42.1MM	$2.4MM	$44.4MM
DILUTED EARNINGS PER SHARE (EPS)	$0.69	$0.04	$0.73	$0.49	$0.09	$0.58	$2.01	$0.05	$2.06	$1.55	$0.09	$1.64
EFFICIENCY RATIO	62.84%	-2.03%	60.81%	70.12%	-4.61%	65.51%	61.47%	-0.70%	60.77%	66.86%	-1.60%	65.26%
RETURN ON ASSETS (ROA)	1.01%	0.07%	1.08%	0.72%	0.13%	0.85%	0.99%	0.02%	1.01%	0.76%	0.04%	0.80%
RETURN ON EQUITY(ROE)	12.89%	0.78%	13.67%	10.02%	1.73%	11.75%	12.99%	0.26%	13.25%	10.91%	0.61%	11.52%
TANGIBLE COMMON EQUITY (TCE)	7.92%	0.02%	7.94%	7.31%	0.03%	7.34%	7.92%	0.02%	7.94%	7.31%	0.03%	7.34%

Central Pacific Financial Corp.

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24Central Pacific Financial Corp. Commercial Real Estate Loan Portfolio • Investor 77% ($1.3B) / Owner-Occupied 23% ($0.4B) • Hawaii 73% ($1.2B) / Mainland 27% ($0.4B) • WA LTV • Hawaii = 60% • Mainland = 57% Industrial/Warehouse 30% Retail 17% Apartment 21% Office 14% Hotel 10% Other 3% Shopping Center 3% Storage 2% CRE Portfolio Composition as of Sep 30, 2025

25Central Pacific Financial Corp. • Total Hawaii Consumer $223 million • Total Mainland Consumer $254 million • Weighted average origination FICO: • 746 for Hawaii Consumer • 753 for Mainland Consumer • Mainland consumer net charge-offs peaked in 4Q23 and declined for 7 consecutive quarters since then Consumer Loan Portfolio HI Auto $151 , 32% HI Other $72 , 15%Mainland Home Improvement $85 , 18% Mainland Unsecured $19 , 4% Mainland Auto $150 , 31% Consumer Portfolio Composition as of Sep 30, 2025 ($ Millions)

Historical Financial Highlights

	Year Ended December 31,								2025		
($ Millions)	2017	2018	2019	2020	2021	2022	2023	2024	1Q	2Q	3Q
Balance Sheet (period end data)											
Loans and leases	$ 3,770.6	$ 4,078.4	$ 4,449.5	$ 4,964.1	$ 5,101.6	$ 5,555.5	$ 5,439.0	$ 5,332.9	$ 5,334.5	$ 5,289.8	$ 5,367.2
Total assets	5,623.7	5,807.0	6,012.7	6,594.6	7,419.1	7,432.8	7,642.8	7,472.1	7,405.2	7,369.6	7,421.5
Total deposits	4,956.4	4,946.5	5,120.0	5,796.1	6,639.2	6,736.2	6,847.6	6,644.0	6,596.0	6,545.0	6,577.7
Total shareholders' equity	500.0	491.7	528.5	546.7	558.3	452.9	503.8	538.4	557.4	568.9	588.1
Income Statement											
Net interest income	167.7	173.0	184.1	197.7	211.0	215.6	210.0	211.7	57.7	59.8	61.3
Provision (credit) for credit losses (*)	(2.6)	(1.5)	6.3	42.1	(14.6)	(1.3)	15.7	9.8	4.2	5.0	4.2
Other operating income	36.5	38.8	41.8	45.2	43.1	47.9	46.7	38.7	11.1	13.0	13.5
Other operating expense (*)	131.0	135.1	141.6	151.7	163.0	166.0	164.1	172.6	42.1	43.9	47.0
Income taxes (*)	34.6	18.8	19.6	11.8	25.8	24.8	18.2	14.6	4.8	5.6	5.1
Net income	41.2	59.5	58.3	37.3	79.9	73.9	58.7	53.4	17.8	18.3	18.6
Profitability											
Return on average assets	0.75%	1.05%	0.99%	0.58%	1.13%	1.01%	0.78%	0.72%	0.96%	1.00%	1.01%
Return on average shareholders' equity	8.03%	12.22%	11.36%	6.85%	14.38%	15.47%	12.38%	10.25%	13.04%	13.04%	12.89%
Efficiency ratio	64.14%	63.79%	62.69%	62.47%	64.16%	63.00%	63.95%	68.91%	61.16%	60.36%	62.84%
Net interest margin	3.28%	3.22%	3.35%	3.30%	3.18%	3.09%	2.94%	3.01%	3.31%	3.44%	3.49%
Capital Adequacy (period end data)											
Leverage capital ratio	10.4%	9.9%	9.5%	8.8%	8.5%	8.5%	8.8%	9.3%	9.4%	9.6%	9.7%
Total risk-based capital ratio	15.9%	14.7%	13.6%	15.2%	14.5%	13.5%	14.6%	15.4%	15.6%	15.8%	15.7%
Asset Quality											
Net loan chargeoffs/average loans	0.11%	0.02%	0.15%	0.15%	0.02%	0.09%	0.27%	0.29%	0.20%	0.35%	0.20%
Nonaccrual loans/total loans (period end)	0.07%	0.06%	0.03%	0.12%	0.12%	0.09%	0.13%	0.21%	0.21%	0.28%	0.27%

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios. Note: Totals may not sum due to rounding.

Central Pacific Financial Corp.
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272Central Pacific Financial Corp. Tourism Visitor arrivals Aug 2025 -2.6% 1 Jobs Unemployment Rate Aug 2025 2.7% 1 Hawaii has proven to be resilient despite uncertainty and potential downstream impacts from U.S. trade policy • Tourism Industry Slowing • Softening of U.S. and global conditions have impacted visitor travel to Hawaii. • Construction & Military Spending Continues to Support State Economy • Honolulu rail transit project – estimated cost of $12 billion and the largest public works project in Hawaii’s history • Aloha Stadium redevelopment expected to cost over $650 million, with the surrounding development estimated to generate $2 billion in economic activity • Pearl Harbor’s shipyard infrastructure upgrade - the U.S. Navy’s largest shipyard project estimated to cost $3.4 billion 1 Source: State of Hawaii Department of Business, Economic Development & Tourism. Tourism represents total visitors as of August 2025 compared to August 2024. 2 Source: Honolulu Board of Realtors Resilient Hawaii Economy Housing Oahu Median Single- Family Home Price Sep 2025 $1.2MM 2 -3.00% -2.00% -1.00% 0.00% Hawaii is less impacted in a U.S. Recession Average % Decline in Past Recessions US Hawaii Real GDP Source: UHERO Past recessions include: 1981-1982, 1990-1991, 2001, 2007-2009, and 2020 Payrolls

28Central Pacific Financial Corp. CPB Named Best Bank in Hawaii by Newsweek, Forbes, and Honolulu Star-Advertiser • Newsweek’s America’s Best Regional Banks 2025 • Forbes’ Best-In-State Banks 2025 • Forbes’ America’s Best Banks 2025 • Honolulu Star-Advertiser’s Best Bank in Hawaii 2024

29Central Pacific Financial Corp. CPF CARES

30Central Pacific Financial Corp. Mahalo